Investor Contact: Edward Nebb Euro RSCG Magnet (212) 367-6848 ed.nebb@eurorscg.com	Exhibit 99.1

Media Contact: Jaymie Gustafson Zeno Group (202) 431-9478 jaymie.gustafson@zenogroup.com	FOR IMMEDIATE RELEASE

"Exceptional Performer" Designation Withdrawn
from CFS-SunTech Servicing, LLC

Printing Error Suppressed Mailing of Some Collection Letters

Fredericksburg, Va., June 6, 2005 - The "exceptional performer" designation, which is awarded by the Department of Education, has been withdrawn from CFS-SunTech Servicing, LLC, a wholly owned subsidiary of Collegiate Funding Services, Inc. (NASDAQ: CFSI).

Student loan servicers holding the EP designation are eligible to receive 100 percent federal insurance on defaulted student loans instead of the standard 98 percent. CFS-SunTech initially received the designation in May 2004. The designation was lost due to a minor systems print queue error that resulted in a number of borrowers not receiving final demand letters as required by the regulations. The error caused no harm to the federal government or the borrowers. The company can reapply for the exceptional performer designation on September 1, 2005.

As previously reported in the company’s filings with the Securities and Exchange Commission, as soon as this error was identified by the company in October 2004, it was corrected and self-reported to the Department of Education. The error had not been identified during audits performed by the department, other servicing compliance auditors or by the independent auditors retained to perform the exceptional performer audits under the department's guidelines. The loss of the designation is retroactive to September 1, 2004. The company plans to challenge the determination.

CFS-SunTech Servicing will be required to reimburse guaranty agencies, on a one-time basis, approximately $2.4 million, or $1.4 million after taxes. This amount represents the 2 percent difference in the insurance coverage on the defaulted student loans from September 1, 2004, to June 1, 2005. While it challenges the determination, the company will increase its loan loss reserve risk sharing rate to 2 percent, from 1.76 percent at March 31, 2005, resulting in an estimated one-time, non-cash addition of $600,000, or $350,000 after taxes, to the loan loss provision for the quarter ended June 30, 2005.

About Collegiate Funding Services
Collegiate Funding Services is a leading education finance company dedicated to providing students and their families with the practical advice and loan solutions they need to help manage and pay for the cost of higher education. Collegiate Funding Services also offers a comprehensive portfolio of education loan products and services – including loan origination, loan servicing, and campus-based scholarship and affinity marketing tools – to the higher education community. As of March 31, 2005, Collegiate Funding Services had facilitated the origination of more than $19 billion in education loans; the company currently manages more than $11 billion in student loans for more than 445,000 borrowers. For additional information, visit www.cfsloans.com or call 1-888-423-7562.

Forward-Looking Statements
This news release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  When used in this release, the words "looking forward," "expects," "plans," "intends," "believes," "forecasts," "anticipates" or future or conditional verbs, such as "will," "should," "could" or "may," and variations of such words or similar expressions are intended to identify forward-looking statements.  Among the key factors that may have a direct bearing on the company's operating results, performance, or financial condition is our ability to address the issues associated with the withdrawal of the exceptional performer status of CFS-SunTech Servicing. Important factors that could cause the company's actual results to differ materially from the forward-looking statements the company makes in this release are set forth in the company’s filings with the Securities and Exchange Commission, including in the section entitled "Risk Factors" in the company's Quarterly Report on Form 10-Q for the Quarter Ended March 31, 2005. The company undertakes no obligation to update or revise forward-looking statements which may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events unless the company has an obligation to do so under the federal securities laws.

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